Date:              November  26,  2003
Participant:       New  Dynamics  Media.  Inc     Authorized By:  Garland Harris
Program:           No  Place  Like  Home,  Inc.
Topic:             On-line  Prescriptiuons
Promotional  Type: Promotional  Spot  Sponsor


1) Tricom Pictures and Productions, Inc. (hereinafter referred to as "PRODUCTION COMPANY"): will include New Dynamic Media, Inc. (hereafter referred to as "PARTICIPANT") in a three to five minute segment on the PRODUCTION
COMPANY=S  A  NO  PLACE  LIKE  HOME@  television  series.


2) PRODUCTION COMPANY, will provide PARTICIPANT with a copy of the program in which PARTICIPANT is given promotional credit, along with the perpetual rights to use the footage for any lawful purpose.

3) PRODUCTION COMPANY will provide PARTICIPANT with a promotional credit listing, on the program and will list a phone number and/or Internet address where viewers can call for additional information (Please supply us with the exact listing on how you would like this information listed)

4) PARTICIPANT will be given a combined total of up to $2,000,000 (based on the published rate card for the advertisements) of four color advertisements in conjunction with the promotion of the series, in magazines which are mutually agreed upon between the PARTICIPANT and the PRODUCTION COMPANY. The ads will include but not be limited to Show Info, Photos, logos, Ad Copy, Phone numbers, Web address and any other pertinent company information. Ad design, layout and separations will be the sole responsibility of PRODUCTION COMPANY. PARTICIPANT will approve all print advertisements prior to distribution of ad. In the event that the PARTICIPANT has not utilized the advertising pages within 18 months of the date hereof, then the PARTICIPANT shall have no further rights to the use of advertisements, advertising pages or other rights pursuant to this Agreement.

5) PARTICIPANT will provide PRODUCTION COMPANY with completed questionnaires, three (3) sets of topical literature, and digital images and appropriate phone numbers for promotional credit. [

6) PARTICIPANT agrees to pay to the PRODUCTION COMPANY for the magazine advertisements as described above in paragraph 4 an amount equal to 20% of the published rate card for the advertisements. The fee is due and payable in cash upon the designation of the magazine pages by the PARTICIPANT and the PRODUCTION COMPANY.

7) This Agreement may be cancelled by the PRODUCTION COMPANY, in the event of the default of the PARTICIPANT. The following shall be deemed events of default hereunder:

     (a)  If any payment hereunder shall not be made when due;

     (b) if the PARTICIPANT shall fail to perform or comply with any of the other terms, covenants, or conditions of this Agreement or the Subscription Agreement between the parties of even date herewith ;

     (c) if the PARTICIPANT ceases doing business as a going concern, or makes or sends notice of an intended bulk sale or makes an assignment for the benefit of creditors;

     (d) if any proceedings are commenced by or against PARTICIPANT under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute of any jurisdiction, whether now or hereafter in effect;

     (e) a transfer of all or substantially all of the PARTICIPANT' S assets or a majority of the PARTICIPANT'S voting stock in a single or a series of transactions; or

     (f) if a receiver, trustee or conservator be appointed for any of Maker's property.


8)     This Agreement shall expire 18 months from the date hereof.



                                                Participant's Initials _________




                            PRODUCTION AUTHORIZATION
                            ------------------------
                                  AUTHORIZATION
                                  -------------


The PARTICIPANT does hereby irrevocably commit to participate in the television program described above and does further agree to pay the amounts described herein. In the event of a default pursuant to this Agreement, the PARTICIPANT hereby agrees to pay all costs of collection, including reasonable attorney=s fees. The PARTICIPANT agrees to promptly and timely deliver all necessary documentation, and execute all questionnaires. PARTICIPANT will review Print Advertisements for technical and legal accuracy and all necessary changes shall be submitted in writing within ten (10) business days of receipt by PARTICIPANT. Written changes received from PARTICIPANT by PRODUCTION COMPANY and implemented as written shall be deemed approved. All performance guarantees made by PRODUCTION COMPANY to PARTICIPANT in this agreement are contingent upon PARTICIPANT fulfilling all of its obligations contained in this agreement and not withholding any approvals.

The parties agree that Florida law applies and the jurisdiction and venue for any action regarding this agreement shall lie exclusively in the courts of Broward County, Florida. Failure of PRODUCTION COMPANY to distribute, advertise or promote the above named television series nationally due to force majeure, including Act of God, fire, Federal, State or Municipal law, government regulation or order, a contract or labor dispute, shall not be construed as breach of this Agreement. PRODUCTION COMPANY will correct any production failure caused by force majeure and distribute, advertise or promote the program through comparable syndication channels. This agreement contains the full and complete understanding between the parties hereto with respect to the subject matter hereof, supersedes all prior agreements and understandings between the parties whether written or oral, pertaining thereto, and cannot be modified except by a written instrument signed by each party hereto.




NEW  DYNAMIC  MEDIA,  INC.  AUTHORIZED REPRESENTATIVE SIGNATURE
---------------------------------------------------------------

PRINTED  NAME

DATE



TRICOM  PICTURES  AND  PRODUCTIONS,  INC.  AUTHORIZED  REPRESENTATIVE
---------------------------------------------------------------------
PRINTED  NAME

DATE

Tricom Pictures and Productions, Inc. is a wholly owned subsidiary of Intermedia Marketing Solutions, Inc. Tricom Pictures and Productions, Inc. is also providing media services for the Inglobalvest, Inc. agreement. Tricom Pictures and Productions, Inc. and Inglobalvest, Inc. are unrelated parties.